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                                                              Exhibit 10.33


                                 PROMISSORY NOTE

$346,678.00                                       King of Prussia, Pennsylvania
                                                  June 23, 1999

         William P. Loftus ("DEBTOR") hereby promises to pay to the order of BREAKAWAY SOLUTIONS, INC. ("LENDER"), its successors and assigns, in lawful money of the United States of America, the lesser of Three hundred forty six thousand six hundred seventy eight dollars ($346,678.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, and on the dates and in the amounts set forth below.

         The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to eight and three-quarters percent (8.75%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

         The principal amount of this Promissory Note and interest accrued thereon shall be payable upon the earlier to occur of: (i) the date on which Debtor receives any proceeds from his sale of Lender capital stock pledged to Lender under the Stock Pledge Agreement (described below), to the extent of such proceeds (net of any taxes payable in connection with such sale) and (ii) the fourth anniversary of the date of the Stock Pledge Agreement (as defined below) to the full extent of any remaining principal and interest that is outstanding on such date.

         In the event that Debtor shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then (i) if such payment of principal or interest is not made within 5 days of the due date, Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and (ii) such overdue amounts shall bear interest at a rate per annum equal to the otherwise applicable rate pursuant to paragraph 2 above PLUS five percent (5%) per annum.

         This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of May 14, 1999, by and between Debtor and Lender. Notwithstanding anything to the contrary contained hereon or in the Stock Pledge Agreement, but without in any manner impairing the validity of this Promissory Note, the Stock Pledge Agreement or any security interest created thereby, in the event of any default under the terms of this Promissory Note, Lender will not hold Debtor personally liable for payment of the obligations evidenced by this Promissory Note or for any other sums due as a result of any defaults under this Promissory Note, and the sole recourse of Lender for any and all such defaults shall be by exercise of the remedies provided in the Stock Pledge Agreement.


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         Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

         This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Delaware, without regard to principles of conflict of laws.

         This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

                                                     WILLIAM P. LOFTUS


                                                     /s/ William P. Loftus
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